UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 28, 2005, our synthetic fuel partner exercised its option to have us redeem its approximately 50 percent ownership interest in the three synthetic fuel facilities owned by Synthetic American Fuel Enterprises II, LLC (“SAFE II”) effective on December 31, 2005. As a result, as of January 1, 2006, we will own all of the interests in those three facilities and receive all of the tax credits associated with those facilities. The total consideration for such redemption will be that our synthetic fuel partner is relieved of the obligation to pay the remaining balance of $8 million on the promissory note issued in connection with the purchase of its ownership interest in SAFE II in 2003 and all further obligations to make earn-out payments with respect to SAFE II for periods after January 1, 2006. Following such redemption, we will no longer report the Agreement for Purchase of Membership Interest in SAFE II, as amended, and the Amended and Restated Limited Liability Agreement of SAFE II, as amended, as material contracts.

We will continue to own approximately 50 percent of the ownership interests in the one synthetic fuel facility owned by Synthetic American Fuel Enterprises I, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: November 1, 2005	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Enterprise Risk Management